UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 14, 2017

PRUDENTIAL FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

New Jersey	001-16707	22-3703799
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

751 Broad Street

Newark, New Jersey 07102

(Address of principal executive offices and zip code)

(973) 802-6000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2017 Annual Incentive Program

Attached as Exhibit 10.1 and incorporated herein by reference are the Annual Incentive Payment Criteria for Executive Officers relating to annual incentive awards under the Company’s Annual Incentive Program, effective for awards in 2017 in respect of 2016 and for subsequent years.

2017 Long-Term Incentive Program

Attached as Exhibit 10.2 and incorporated herein by reference is the Form of Terms and Conditions relating to awards to executive officers in 2017 under the Company’s 2016 Omnibus Incentive Plan of restricted stock units, stock options, performance shares, performance units and book value units under the Company’s 2017 Long-Term Incentive Program.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are being filed as part of this Current Report on Form 8-K:

10.1	Annual Incentive Payment Criteria for Executive Officers effective for awards in 2017 in respect of 2016 and for subsequent years.

10.2	Form of Terms and Conditions relating to awards to executive officers in 2017 under the 2016 Omnibus Incentive Plan of restricted stock units, stock options, performance shares, performance units and book value units under the 2017 Long-Term Incentive Program.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 14, 2017

PRUDENTIAL FINANCIAL, INC.

By:	/s/ Andrew Hughes

Name: Andrew Hughes
Title: Vice President and Assistant Secretary

Exhibit Index

Exhibit No.	Description

10.1	Annual Incentive Payment Criteria for Executive Officers effective for awards in 2017 in respect of 2016 and for subsequent years.

10.2	Form of Terms and Conditions relating to awards to executive officers in 2017 under the 2016 Omnibus Incentive Plan of restricted stock units, stock options, performance shares, performance units and book value units under the 2017 Long-Term Incentive Program.